AMENDMENT NO.1 TO
5% SECURED CONVERTIBLE NOTE DUE JANUARY 29, 2011

THIS AMENDMENT NO.1 TO 5% SECURED CONVERTIBLE NOTE DUE JANUARY 29, 2011 (this “Amendment”), dated as of April 1, 2008, amends the 5% Secured Convertible Note due January 29, 2011 (the “Note”), dated as of January 29, 2008, issued by China Water and Drinks, Inc., a Nevada corporation (collectively with its predecessors, the “Company”), to [                  ] (the “Holder”). Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings assigned to such terms in the Note.

WHEREAS, the Company desires to reduce to 65%, in each case, the amount of the equity interests in the PRC Subsidiaries that will be pledged pursuant to the PRC Pledge Agreement, the amount of the equity interests in Gain Dynasty Investments Limited that were charged pursuant to the Charge Over Registered Shares in Gain Dynasty Investments Limited dated January 25, 2008, the amount of the equity interests in Fine Lake International Limited that were charged pursuant to the Charge Over Registered Shares in Fine Lake International Limited dated January 25, 2008, the amount of the equity interests in Olympic Forward Trading Company Limited that were charged pursuant to the Share Charge Over Shares in Olympic Forward Trading Company dated January 29, 2008, and the amount of the equity interests in Pilpol (HK) Biological Limited that were charged pursuant to the Share Charge Over Shares in Pilpol (HK) Biological Limited dated January 29, 2008 ; and

WHEREAS, to induce the Holder to agree to such reduction, the Company desires to increase the interest rate on the Note from 5% per annum to 7% per annum.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration the sufficiency of which is hereby acknowledged, the Company hereby agrees as follows:

Section 1. Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Amendment. The execution and delivery of this Amendment by the Company have been duly authorized by the Company’s Board of Directors, and no filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Amendment has been duly executed and delivered by the Company, and each of this Amendment and the Note, as amended by this Amendment, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance of this Amendment will not: (i) result in a violation of the Articles of Incorporation, business license or other constitutive documents of the Company or any of its Subsidiaries; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement, or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; or (iv) result in the creation or imposition of any lien charge, security interest, encumbrance, claim or other third party rights or other restrictions upon any material assets of the Company or its Subsidiaries.

(c) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person, in order for it to execute, deliver or perform any of its obligations under or contemplated by this Amendment in accordance with the terms hereof, except for such consents, authorizations, orders, filings and registrations as have been obtained or effected on or prior to the date hereof and are in full force and effect, and the Company and its Subsidiaries are unaware of any facts or circumstances which might result in the modification, suspension or revocation of such consent, authorization, order, filing or registration.

Section 2. Amendments to the Note. The Company hereby amends the Note as follows:

(a) the phrase “5% per annum” in Section 2(a) of the Note shall be replaced with the phrase “7% per annum”; and

(b) each reference in the Note to “5% Secured Convertible Note” shall be replaced by a reference to “7% Secured Convertible Note”, and each reference in the Note to “5% Secured Convertible Notes” shall be replaced by a reference to “7% Secured Convertible Notes”.

Section 3. Governing Law. This Amendment shall be governed by, and shall be construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws thereof.

Section 4. No Other Amendment. Unless expressly amended by this Amendment, the Note shall continue in full force and effect in accordance with the terms thereof in existence on the date hereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by a duly authorized officer as of the date first above indicated.

CHINA WATER AND DRINKS, INC.

By:
Name:	Xu Hong Bin
Title:	President